SUBLEASE AGREEMENT


SUBLEASE AGREEMENT made this April 1, 2004, between Sportsnuts, Inc., with an address at 11585 South State Street Suite 102, Draper, UT 84020 (hereinafter referred to as "Landlord") and Synerteck Incorporated, with an address at 11585 South State Street Suite 102, Draper, UT 84020 (hereinafter referred to as "Tenant").

IT IS THEREFORE AGREED:

1. PREMISES: The Landlord shall sublease a portion of the office space to the Tenant the premises located at 11585 South State St. Suite 102 Draper, Utah 84020.

2. SUBLEASE TERM: This sublease shall be a month-to-month sublease.

3. RENTAL AMOUNT: The Tenant shall pay to the Landlord an annual sum of Twelve Thousand ($12,000) to sublease the property. Rental payments shall be paid in monthly payments, each of which shall be in the amount of one thousand dollars ($1,000), and each of which shall be paid on the 1st day of the month.

4. ARBITRATION: Any controversy or claim arising out of or relating to this sublease agreement or the breach thereof shall be settled by arbitration in accordance with the rules then obtaining of the American Arbitration Association, and judgment upon the award rendered may be entered and enforced in any court having jurisdiction thereof.

5. NO VIOLATION OR BREACH: The Landlord and the Tenant warrant and represent each to the other that the performance of this agreement does not violate any laws, statutes, local ordinances, state or federal regulations, regarding controlled substances, or otherwise, or any court order or administrative order or ruling, nor is such performance in violation of any loan document's conditions or restrictions in effect for financing, whether secured or unsecured.

7. BENEFIT: This agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

8. NOTICES: Any notice required or desired to be given under this agreement shall be deemed given if in writing sent by certified mail to the addresses of the parties to this sublease agreement as follows:

Landlord:         SportsNuts, Inc.
                  11585 South State St. #102
                  Draper Utah 84020

Tenant:           Synerteck Incorporated
                  11585 South State St. #102
                  Draper Utah 84020

9. CAPTIONS: Captions are used in this agreement for convenience only and are not intended to be used in the construction or in the interpretation of this agreement.

10. INVALID PROVISION: In the event any provision of this agreement is held to be void, invalid or unenforceable in any respect, then the same shall not affect the remaining provisions hereof, which shall continue in full force and effect.

11. ENTIRE AGREEMENT: This agreement contains the entire understanding of the parties. It may not be changed orally. This agreement may be amended or modified only in writing that has been executed by both parties hereto.

12. INTERPRETATION: This sublease agreement shall be interpreted under the laws of the State of Utah.



SportNuts, Inc

By:    /s/ Kenneth I. Denos
   -----------------------------------------
Title:   Chief Executive Officer
      --------------------------------------



Synerteck Incorporated

By:   /s/ Clayton Barlow
   -----------------------------------------
Title:    President
      --------------------------------------